UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

114 South Broad Street, Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 246-6536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On April 11, 2006, The Money Tree of Louisiana, Inc., a wholly-owned subsidiary of The Money Tree Inc., repaid in full the outstanding principal balance plus all accrued but unpaid interest to date ($301,118) on a promissory note to Vance R. Martin, our Chief Executive Officer, issued in connection with the acquisition of 16 finance offices in the State of Louisiana. The note, dated December 19, 2003, was made in the original principal amount of $300,000 and required monthly interest only payments until the maturity date of November 20, 2006. The note allowed for prepayment in whole or in part prior to maturity on any interest paying date. This note was repaid on the same date as the March monthly interest payment was made to Mr. Martin. In accordance with the terms of the note, Mr. Martin waived any right to receive written advance notice of prepayment. There were no prepayment penalties associated with the prepayment of this note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC. (Registrant)

Date: April 11, 2006	By:	/s/ Steven P. Morrison
Steven P. Morrison
Chief Financial Officer